EXHIBIT 5.1


                                                  May 24, 2000




GBI Capital Management Corp.
1055 Stewart Avenue
Bethpage, New York 11714

Dear Sirs:

         Reference is made to the Registration Statement on Form S-3 ("Registration Statement") filed by GBI Capital Management Corp. ("Company"), a Florida corporation, under the Securities Act of 1933, as amended ("Act"), with respect to an aggregate of 190,000 shares of common stock, par value $.0001 per share ("Common Stock"), to be offered for resale by certain individuals ("Selling Stockholders"), which consists of 150,000 shares of Common Stock issued and outstanding and 40,000 shares of Common Stock to be issued upon exercise of options granted and outstanding ("Options").

         It is our opinion that:

                  1. The Common Stock issued and outstanding held by certain of the Selling Stockholders has been duly authorized and was legally issued, and is fully paid and nonassessable.

                  2. The Common Stock to be issued by the Company upon exercise of the Options has been duly authorized and, when issued in the manner provided in the Company's 1999 Performance Equity Plan and the instruments governing such options, will be legally issued and will be fully paid and nonassessable.

         In giving this opinion, we have assumed that all certificates for the Company's shares of Common Stock, prior to their issuance, will be duly executed on behalf of the Company by the Company's transfer agent and registered by the Company's registrar, if necessary, and will conform, except as to denominations, to specimens which we have examined.

         We hereby consent to the use of this opinion as an exhibit to the Registration Statement, to the use of our name as your counsel and to all references made to us in the Registration Statement and in the Prospectus forming a part thereof. In giving this consent, we do not hereby admit that we




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GBI Capital Management Corp.
May 24, 2000
Page 2

are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations promulgated thereunder.

                                                    Very truly yours,

                                                    /S/ GRAUBARD MOLLEN & MILLER
                                                   ----------------------------
                                                    Graubard Mollen & Miller